Exhibit 10.9

Delta Air Lines, Inc.

Department 590

Atlanta, Georgia 30320-6001

Amendment

to

Technical Services Agreement

This Amendment no. 1 (“Amendment”) to the Inventory Support & Services Agreement Between Delta Air Lines, Inc and MN Airlines, LLC (“MN”) dated October 8, 2003 (the “Agreement”), is entered into this 8th day of November, 2004.

WHEREAS, the parties have entered into the Agreement for the provision of certain inventory and maintenance support services from Delta to MN; and

WHEREAS, the parties wish to amend the Agreement to add an additional aircraft to the Agreement.

NOW, THEREFORE, the parties hereto hereby agree as follows:

1. All capitalized terms used herein but not defined shall have the meaning ascribed to them in the Agreement.

2. The following aircraft is hereby added to the Agreement as a part of Annex Al and shall be considered an Aircraft:

Registration	Model	serial #	mfg. Date	engine type
N807SY	B737-800	33016	10/1/2004	CFM56-7B27

2. Delta and MN hereby agree that N807SY has certain parts and/or components that are not compatible with the other Aircraft in the Agreement and with the B737-800 aircraft in Delta’s fleet. Delta and MN each agree to work together to reach a mutually agreed upon process for managing the differences which may exist with respect to N807SY.

3. Except as amended by this Amendment, all other provisions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized representatives on the date first written above.

MN AIRLINES, LLC		DELTA AIR LINES, INC.

By:	/s/ Shaun P. Nugent	By:	/s/ David Leclair
Name:	Shaun P. Nugent	Name:	David Leclair
Title:	Chief Financial Officer	Title:	Q.M. Tech Sales